UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

THE KEYW HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400

Hanover, Maryland 21076

(Address of principal executive offices) (Zip Code)

(443) 733-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On August 15, 2014, The KEYW Holding Corporation (the “Company”) issued and sold an additional $19.5 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2019 (the “Option Notes”), in connection with the full exercise by the Underwriters (as defined below) of an over-allotment option pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated July 16, 2014, among the Company, RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of several underwriters (collectively, the “Underwriters”).

The Option Notes, together with the $130.0 million aggregate principal amount of the Company’s 2.50% Convertible Senior Notes previously issued (the “Firm Notes” and, together with the Option Notes, the “Notes”) bear interest at a rate of 2.50% per year on the principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2015, to holders of record at the close of business on the preceding January 1 and July 1, respectively. The Notes mature on July 15, 2019, unless earlier repurchased or converted. The Company may not redeem the Notes prior to their stated maturity date. The Notes are the Company’s general unsecured obligations.

The Notes are governed by the Indenture, dated as of July 21, 2014 (the “Base Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 21, 2014, by and among the Company and the Trustee (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”).

In connection with the exercise in full by the underwriters of their over-allotment option, on August 12, 2014, the Company entered into additional capped call transactions with each of Royal Bank of Canada and Bank of America, N.A. (the “Capped Call Transactions”). The Capped Call Transactions have an initial strike price of $14.8348 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and have a cap price of $19.3760. The Capped Call Transactions cover, subject to anti-dilution adjustments, 1,314,481 shares of the Company’s common stock, which is the same number of shares of the Company’s common stock initially underlying the Option Notes.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions filed as Exhibits 10.1 and 10.2 to this Current Report, which are incorporated herein by reference.

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For a more detailed description of the Notes, the Indenture and the Capped Call Transactions, please see Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2014, which description is incorporated herein by reference.

In connection with the offering, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

On August 15, 2014, the Company issued a press release announcing the closing of the offering of the Option Notes. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Holland & Knight LLP

10.1	Additional Call Option Transaction Confirmation, dated as of August 12, 2014, between the Company and Royal Bank of Canada.

10.2	Additional Call Option Transaction Confirmation, dated as of August 12, 2014, between the Company and Bank of America, NA.

99.1	Press release, dated August 15, 2014, issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2014	THE KEYW HOLDING CORPORATION

	By:	/s/ Philip L. Calamia
Name: Philip L. Calamia
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Holland & Knight LLP

10.1	Additional Call Option Transaction Confirmation, dated as of August 12, 2014, between the Company and Royal Bank of Canada.

10.2	Additional Call Option Transaction Confirmation, dated as of August 12, 2014, between the Company and Bank of America, NA.

99.1	Press release, dated August 15, 2014, issued by the Company.

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